SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      December 5, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
333-98553	Southern Power Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard N.W. Atlanta, Georgia 30308 (404) 506-5000	58-2598670

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

            On December 5, 2008, Southern Power Company (“Southern Power”) announced that it will build an electric generating plant near Grover, North Carolina in southern Cleveland County (the “Plant”). The Plant will consist of four combustion turbine natural gas generating units with a total generating capacity of 720 megawatts. The units are expected to go into commercial operation in 2012. The total estimated construction cost is expected to be between $350 million and $400 million, a portion of which is included in the capital program estimates previously disclosed by Southern Power. See MANAGEMENT’S DISCUSSION AND ANALYSIS – FINANCIAL CONDITION AND LIQUIDITY – “Capital Requirements and Contractual Obligations” of Southern Power in Item 7 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for additional information.

Southern Power has also entered into power purchase agreements with North Carolina Electric Membership Corporation (“NCEMC”) and North Carolina Municipal Power Agency Number 1 (“NCMPA1”) for a portion of the generating capacity from the Plant that will begin in 2012 and expire in 2036 and 2031, respectively. NCEMC will purchase 180 megawatts of capacity that will be supported by one unit at the plant and will purchase capacity from a second unit at the plant that will increase to 180 megawatts over a seven year phase-in period. NCMPA1 will purchase 180 megawatts from a third unit at the plant.

The NCEMC power purchase agreements are subject to approval by the Rural Utilities Service. The final outcome of this matter cannot now be determined.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, plans for construction of the Plant and the estimated construction cost of the Plant. Southern Power cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and its subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality and emissions of sulfur, nitrogen, mercury, carbon, soot, or particulate matter and other substances, and also changes in tax and other laws and regulations to which Southern Power is subject, as well as changes in application of existing laws and regulations; variations in demand for electricity, including those relating to weather, the general economy, population and business growth (and declines); effects of inflation; advances in technology; state and federal rate regulations; the ability to control costs and avoid cost overruns during the development and construction of facilities; regulatory approvals for the NCEMC power purchase agreements; the ability of counterparties of Southern Power to perform as required; and interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Power’s credit ratings. Southern Power expressly disclaims any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2008	SOUTHERN POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary